UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2010
Patriot Coal Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12312 Olive Boulevard, Suite 400	63141
St. Louis, Missouri	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 275-3600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On April 28, 2010, Patriot Coal Corporation (“Patriot” or the “Company”) entered into an Underwriting Agreement incorporating the Company’s Debt Underwriting Agreement Standard Provisions (together, the “Agreement”), with Citigroup Global Markets Inc. and Banc of America Securities LLC, as representatives of the several underwriters named in Schedule II thereto (collectively, the “Underwriters”), for the sale by Patriot of $250 million aggregate principal amount of 8.25% senior notes due 2018 (the “Notes”). The Notes will be issued at a price of 99.279% of their principal amount. The Notes will be jointly and severally guaranteed, on an unsecured basis, by all of Patriot’s existing and future subsidiaries that are guarantors to Patriot’s revolving credit facility. The Notes were sold pursuant to Patriot’s Registration Statement on Form S-3 (Registration No. 333-165052), as amended (the “Registration Statement”). The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Agreement. The Agreement is filed as Exhibit 1.1 to this Form 8-K, which exhibit is incorporated by reference in its entirety into the Registration Statement. The description of the material terms of the Agreement is qualified in its entirety by reference to such exhibit.
Item 9.01. Financial Statements and Other Exhibits
(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated April 28, 2010, among Patriot Coal Corporation and Citigroup Global Markets Inc. and Banc of America Securities LLC, as representatives of the several underwriters named in Schedule II thereto (including the Company’s Debt Underwriting Agreement Standard Provisions).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 4, 2010

PATRIOT COAL CORPORATION
By:	/s/ Mark N. Schroeder
Mark N. Schroeder
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated April 28, 2010, among Patriot Coal Corporation and Citigroup Global Markets Inc. and Banc of America Securities LLC, as representatives of the several underwriters named in Schedule II thereto (including the Company’s Debt Underwriting Agreement Standard Provisions).